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                        ARNHOLD AND S. BLEICHROEDER, INC.
                           1345 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10105
                                 (212) 698-3000

                                FIRST EAGLE FUNDS
                          FIRST EAGLE SOGEN FUNDS, INC.
                             SELLING GROUP AGREEMENT

                                -----------------

         As Distributor and principal underwriter of the Shares of beneficial interest of First Eagle Funds, a Delaware business trust, and Shares of common stock of First Eagle SoGen Funds, Inc., a Maryland corporation, (collectively referred to as the "Funds") and series of each of the Funds as set forth in Exhibit A hereto, Arnhold and S. Bleichroeder, Inc. invites you to join a selling group for the distribution of the Shares of the Funds. As exclusive agent of the Funds, we offer to sell you Shares on the following terms:

         1. Orders received from you will be accepted only at the public offering price per share applicable to each order, as described in the then current Prospectus and Statement of Additional Information of the Funds (the "Prospectus"). Acceptance of orders shall be subject to all provisions of the Prospectus, including the applicable minimum and the Funds' right to decline to accept any order, and to the terms and conditions set forth herein. No conditional orders will be accepted. As Distributor of the Shares, we shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the distribution of such Shares. The procedures relating to the handling of orders shall be subject to instructions that we shall forward to you from time to time.

         2. Each series of the Funds currently issues multiple classes of Shares as reflected in the Prospectus. In the future, the Funds may create additional series and classes of Shares. The Prospectus will be revised to reflect the creation of any such additional series and classes of Shares. This Agreement is applicable to the distribution of any and all Shares, whether of a series or class currently issued or issued in the future. The creation of any series or class of Shares of the Funds in the future will not affect the terms of this Agreement with respect to any existing series or class of Shares, and will not constitute an amendment or modification to this Agreement. The sales charges and dealer concessions applicable to sales of Shares by you which are accepted by us shall be as set forth in the Prospectus. For the payment of asset based sales charges and service fees, as set forth in the Prospectus and/or in accordance with any distribution plan or plans adopted for the Funds by the Board of Trustees or the Board of Directors of the Funds pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, with respect to any class of Shares of any series, you will assist us in providing services to your customers who may, from time to time, directly or beneficially own Shares, including, but not limited to, distributing (or causing to be distributed) prospectuses, sales literature, advertising and promotional material, answering routine customer inquiries regarding the Funds, assisting customers in effecting administrative changes, such as, changing dividend options, account designations and addresses, assisting in the establishment and maintenance of customer accounts and records and in the processing of purchase and redemption transactions, investing dividends and distributions automatically in Shares and providing such other information and services as the Funds or customer may reasonably request.

         3. All fees, concessions or commissions payable to you shall be in accordance with the then current Prospectus. You understand that all fees and concessions relating to the Shares, including any Rule 12b-1 fees applicable to any series or class of Shares, shall be payable to you only if and to the extent that such fees, concessions, or commissions are actually received by us from the Funds. Any sales commission due upon a sale of Shares, as set forth in the Prospectus, shall be payable only upon the


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Funds' receipt of the full public offering price of Shares in New York clearing house funds, and we shall have no obligation to make any disbursement thereof to you until after receipt of New York clearing house funds by or for the Funds. We reserve the right at any time without notice to modify, suspend or terminate such payments hereunder. All such payments shall be subject to our continued authority to distribute the Shares and the Funds' authority to terminate or modify its Agreements with us.

         4. You shall have the option of placing orders for Shares through the Transfer Agent as set forth the Prospectus or the National Securities Clearing Corporation ("NSCC"). Payment for Shares shall be made to the Transfer Agent on or before the settlement date specified in the applicable confirmation, and payment shall be in New York clearing house funds. If such payment is not received or payment is not valid, we reserve the right, without notice, forthwith to cancel the sale or, at our option, to resell the Shares on your behalf to the Funds at the prevailing repurchase price. In this event or in the event you cancel the trade for any reason, you agree to be responsible for any loss, expense, liability or damage resulting to the Funds or us or our designated agent from your failure to make payment as aforesaid. You shall not be entitled to any benefit, whether by offset or otherwise, resulting from any increase in the asset value of Shares, payment for which has not been received by us.

         5. By accepting this Agreement you agree that:

         a. You will order Shares only from us and our designated agents. All such purchases shall be made only to cover purchase orders already received from your customers or for your own bona fide investment.

         b. You will not delay in placing orders received from your customers so as to profit yourself as a result of such delay, and you will place orders for purchases and redemptions promptly upon receipt from your customers.

         c. You will not purchase Shares from your customers at a price lower than the bid price then quoted by or for the Fund involved. You may, however, sell Shares for the account of your customer or to us as agent for the Funds, at the bid price currently quoted by or for such Fund and charge your customer a fair commission for handling the transaction.

         d. Applicable selling commissions and concessions are based on the amount of the sale, as set forth in the Prospectus of the Funds as amended periodically. All commissions and concessions are subject to change without notice by us and will comply with any changes in regulatory requirements. You agree that you will not combine customer orders to reach breakpoints in commissions for any purposes whatsoever unless authorized by the Prospectus of the Funds.

         6. By opening an omnibus account for any series or class of Shares of the Funds, you thereby represent, warrant and covenant that you will accurately perform the necessary sub-accounting functions, including properly computing and remitting applicable contingent deferred sales charges and any conversions or exchanges of a series or class of Shares to another under the terms of the Prospectus.

         7. If any of the Shares sold through you hereunder are redeemed by the Funds or repurchased by us as agent for the Funds within seven business days after confirmation of the original purchase, it is agreed that you shall forfeit your right to the entire dealer concession received by you on such Shares. We will notify you of any such repurchase or redemption within ten business days from the date thereof and you shall forthwith refund to us the entire amount of all concessions or payments received by you on such sale. We agree, in the event of any such repurchase or redemption, to refund to


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the Funds our share of the sales charge or fees retained by us, if any, and upon receipt from you of the refund of the concession allowed to you, to pay such refund forthwith to the Funds.

         8. No person is authorized to make any representations concerning the Shares except those contained in the Prospectus and in sales literature issued by us supplemental to the Prospectus. You will provide to each of your customers on their initial investment in Shares of the Funds with a Prospectus prior to or at the time such purchase. We will furnish additional copies of the Prospectus and any sales literature and other information issued by us or the Funds in reasonable quantities upon your request. If you wish to use your own advertising material, such as mailers, brochures, prospecting letter, etc., with respect to the availability of Shares of the Funds, all such advertising must be submitted to us for review and approval prior to use. You shall be responsible for filing and obtaining any approvals of such advertising as may be required by applicable law or regulation.

         9. In all sales of Shares to the public, you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent for the Funds, for us or for any other member of the selling group. You are responsible for your own conduct, for the employment, control and conduct of your employees and agents, for injury to such employees or agents or to others through such employees or agents, and for thorough and prior training of such employees or agents concerning the selling methods to be used in connection with the offer and sale of Shares, giving special emphasis to the principles of full and fair disclosure to prospective investors. You assume full responsibility for your employees and agents under applicable laws and agree to pay all employer taxes relating thereto.

         10. This Agreement is conditioned upon your representation and warranty that you (i) are a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and are registered as a broker-dealer under the Securities Exchange Act of 1934 or in the alternative, that you are a foreign broker-dealer not eligible for membership in the NASD; (ii) are qualified to act as a broker-dealer in each jurisdiction in which you will offer Shares; and (iii) will maintain such registrations, qualifications and memberships throughout the term of this Agreement. You shall comply with all applicable federal laws, the laws of each jurisdiction in which you will offer Shares and the rules and regulations of the NASD and any self-regulatory organization to which you, the Funds or we are subject. You will provide immediate notice to us if you become the subject of any order of expulsion or suspension. Expulsion from the NASD will automatically terminate this Agreement. You shall not be entitled to any compensation during any period in which you have been suspended or for any period following your expulsion from membership in the NASD. You further agree that you will not make available Shares in any state or other jurisdiction in which such Shares may not be lawfully offered for sale. You shall promptly answer all written complaints received by you relating to Funds accounts and forward copies of such complaints and your responses to Arnhold and S. Bleichroeder, Inc., 1345 Avenue of the Americas, New York, NY 10105, Attn.: Ms. Suzan Afifi, Assistant Vice President.

         11. You agree to indemnify, defend and hold us and our directors and officers and the Funds and its directors or trustees and officers and any person who controls us and/or the Funds within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims and any counsel fees incurred or in connection therewith) which we or our directors and officers, or the Funds and its directors or trustees and officers, and any such controlling person, as aforesaid, may incur arising out of or based upon (i) any breach of any representation, warranty or covenant made by you herein, (ii) any failure by you to perform your obligations as set forth herein, (iii) your action or inaction relating to any duties, functions, procedures or responsibilities undertaken by you pursuant to your use of the Transfer Agent or the NSCC, including that which may arise out of the malfunction of your programs, systems and equipment, or
(iv) any violation by you of any law, rule or regulation, which violation may result in liability to us or to the Funds. In the event that we or the Funds


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determine to refund any amounts paid by an investor by reason of your breach, failure or violation, you shall return to us or the Funds any fees previously paid to you by us with respect to the transaction for which the refund is being made. This section shall survive termination of this Agreement.

         12. We agree to indemnify, defend and hold you and your directors and officers and any person who controls you within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims and any counsel fees incurred or in connection therewith) which you or your directors and officers, and any such controlling person, as aforesaid, may incur arising out of or based upon (i) any breach of any representation, warranty or covenant made by us herein, (ii) any failure by us to perform our obligations as set forth herein, or (iii) any violation by us of any law, rule or regulation, which violation may result in liability to you. This section shall survive termination of this Agreement.

         13. This Agreement shall become effective on or after February 18, 2000 when accepted by you below. We and the Funds reserve the right, in our discretion upon notice to you, to amend, modify or terminate this Agreement at any time or to suspend sales or withdraw the offering of Shares entirely or to change the fees payable hereunder. You may, upon notice to us, terminate this Agreement at any time. Orders received following notice to you of any amendment or modification to this Agreement shall be deemed to be a confirmation of your acceptance of such amendment or modification.

         14. This Agreement is not assignable or transferable, except that we may assign or transfer this Agreement to any successor which becomes general distributor of the Funds.

         15. This Agreement shall be construed under the laws of the State of New York. This agreement is subject to the Prospectus from time to time in effect, and, in the event of a conflict, the terms of the Prospectus shall control. Any changes, modifications or additions reflected in any Prospectus shall be effective on the date of the Prospectus (or supplement thereto) unless specified otherwise.

         16. All communications to us should be sent to: Arnhold and S. Bleichroeder, Inc., 1345 Avenue of the Americas, New York, NY 10105, Attn: Suzan Afifi, Assistant Vice President. Any notice to you shall be duly given if mailed or telefaxed to you at the address specified by you below.

         Please confirm your acceptance of this Agreement by executing both copies of this Agreement and returning one of the originals to us for our files.

                 ARNHOLD AND S. BLEICHROEDER, INC. (Distributor)

                 By:
                     -------------------------------------------

                 By:
                     -------------------------------------------


SELLING GROUP MEMBER:

Accepted and Dated:
                    --------------------------------------------

----------------------------------------------------------------
Name of Firm


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By:

Name and Title:
               --------------------------------------------------

-----------------------------------------------------------------
(Address)


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(City)                     (State)                    (Zip Code)


Telephone No. (   )            Fax No. (   )


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                                                                       Exhibit A

                                First Eagle Funds
                          First Eagle Sogen Funds, Inc.
                             Selling Group Agreement

This Exhibit A to the Selling Group Agreement between you as a Selling
Group Member and Arnhold and S. Bleichroeder, Inc. is applicable to Shares of:

         First Eagle Funds, a Delaware business trust, and its Series:
                 First Eagle Fund of America - Class Y, C & A
                 First Eagle International Fund - Class Y, C & A

         First Eagle SoGen Funds, Inc., a Maryland corporation and its:
                 First Eagle SoGen Global Fund - Classes A, C & I
                 First Eagle SoGen Overseas Fund - Classes A, C & I First Eagle SoGen Gold Fund
                 First Eagle SoGen Money Fund

For First Eagle Fund of America - Class A and First Eagle International Fund - Class A, the public offering price per share is the net asset value per share plus the share charge as described below:

                                            Sales Charge as       Sales Charge as       Dealer Discount
                                            Percent of Public    Percent of the         as Percent of
Amount Invested                             Offering Price        Amount Invested       Offering Price
-------------------------------------------------------------------------------------------------------
Less than $25,000                                5.00%             5.26%                 4.50%

$25,000 but less than $50,000                    4.50%             4.71%                 4.25%

$50,000 but less than $100,000                   4.00%             4.17%                 3.75%

$100,000 but less than $250,000                  3.25%             3.36%                 3.00%

$250,000 but less than $500,000                  2.50%             2.56%                 2.25%

$500,000 but less than $1,000,000                1.50%             1.52%                 1.25%

$1,000,000 and above                             0.00%             0.00%                 0.00%

For certain services you provide, you may also receive an annual 0.25% service fee and an annual 0.25% Rule 12b-1 fee in connection with First Eagle Fund of America - Class A and First Eagle International Fund - Class A shares.


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For First Eagle Fund of America - Classes Y & C and First Eagle International
Fund - Class Y & C, the public offering price per share is the net asset value per share. You may also receive an annual 0.25% service fee in connection with First Eagle Fund of America - Class Y and First Eagle International Fund - Class Y shares. For certain services you provide, you may also receive an annual 0.25% service fee and an annual 0.75% Rule 12b-1 fee in connection with First Eagle Fund of America - Class C and First Eagle International Fund - Class C shares paid in accordance with the Prospectus. Class C shares of First Eagle Fund of America and First Eagle International Fund redeemed within the first year of purchase are subject to a contingent deferred sales charge which is paid to the Distributor.

For First Eagle SoGen Global Fund - Class A, First Eagle SoGen Overseas Fund - Class A, and First Eagle SoGen Gold Fund the public offering price per share is the net asset value per share plus the share charge as described below:

                                            Sales Charge as        Sales Charge as      Dealer Discount
                                            Percent of Public      Percent of the       as Percent of
Amount Invested                             Offering Price         Amount Invested      Offering Price
-------------------------------------------------------------------------------------------------------
Less than $25,000                                5.00%                 5.26%             4.50%

$25,000 but less than $50,000                    4.50%                 4.71%             4.25%

$50,000 but less than $100,000                   4.00%                 4.17%             3.75%

$100,000 but less than $250,000                  3.25%                 3.36%             3.00%

$250,000 but less than $500,000                  2.50%                 2.56%             2.25%

$500,000 but less than $1,000,000                1.50%                 1.52%             1.25%

$1,000,000 and above                             0.00%                 0.00%             0.00%

For certain services you provide, you may also receive an annual 0.25% Rule 12b-1 fee in connection with First Eagle SoGen Global Fund - Class A, First Eagle SoGen Overseas Fund - Class A, and First Eagle SoGen Gold Fund. For certain services you provide, you may also receive an annual 1.00% Rule 12b-1 fee in connection with First Eagle SoGen Global Fund - Class C, and First Eagle SoGen Overseas Fund - Class C.

For First Eagle SoGen Global Fund - Class I, First Eagle SoGen Overseas Fund - Class I, and First Eagle SoGen Money Fund the public offering price per share is the net asset value per share.

Thank you for your support.

Arnhold and S. Bleichroeder, Inc.


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